Exhibit 99.1

Uranium Resources, Inc. Provides Third Quarter 2012 Update

  Search for CEO ongoing
  Deferring construction plans on Churchrock Section 8
  Positive groundwater study results support safety of in situ mining

LEWISVILLE, Texas--(BUSINESS WIRE)--November 9, 2012--Uranium Resources, Inc. (NASDAQ: URRE) (“URI” or the “Company”), today provided an update on the Company’s activities, its liquidity position for the third quarter of 2012 and its strategy and outlook.

Terence J. Cryan, Interim President and CEO of URI, commented on the search for a permanent CEO, “We are actively searching and considering potential candidates to lead Uranium Resources into the future, but at this time have not yet selected that person. In the meantime, we are making the decisions needed to advance our valuable uranium assets in a prudent manner and consistent with the present market environment.”

Strategic Direction

Mr. Cryan noted, “The long-term opportunities for uranium remain as robust as ever with demand well outstripping supply in the latter part of the decade and we believe the extensive uranium assets that we hold in New Mexico will be a major part of the needed supply. Nonetheless, the current state has been a challenging market environment for uranium. Uranium prices have been steadily declining since June of this year, and may remain weak through 2013. We do expect that there could be a rapid surge in prices when the clarity of the market imbalance is realized.

“At this time, we are deferring our construction plans for our Churchrock Section 8 project. In addition to reducing our near-term capital requirements, it will enable us to focus on those efforts that will de-risk the project, improve its economics and facilitate future development options.”

The Company’s primary areas of focus are as follows:

  Contain costs to minimize the cash burn to only that needed to achieve our priorities
  Complete the feasibility study on Churchrock Section 8
  Continue to advance negotiations with the Navajo Nation and its government regarding access to Section 8, as well as garner a comprehensive understanding of the environmental and safety focus of our production and restoration plans
  Attempt to reach agreements with royalty holders of Section 8, Section 17 and Mancos properties
  Complete groundwater restoration of its Texas properties
  Evaluate opportunities with the joint venture with Cameco in Texas

Advancements in New Mexico

URI’s primary focus in New Mexico is its Churchrock Section 8 property, which contains 6.5 million pounds of in-place non-reserve mineralized uranium material. Section 8 is in the area covered by the Company’s underground injection control permit and NRC license. Both licenses are in timely renewal and allow for uranium production by in situ recovery. The NRC license addresses in total 27.4 million pounds of in-place, non-reserve, mineralized uranium material for the Company’s Churchrock/Crownpoint Project.

URI developed, in conjunction with the Navajo Nation and the City of Gallup, the Section 8 / Navajo-Gallup Groundwater Report and Conjunctive Use Evaluation for its Section 8 uranium in-situ recovery (“ISR”) project. The study results indicate that existing area water wells will not be impacted by Section 8 ISR activities, during mining operations or into the future. Additionally, the study demonstrated that there is no discernible risk that ISR activities would adversely affect groundwater available for the City of Gallup and the Navajo Nation’s coordinated water supply project.

On July 31, 2012, URI was granted temporary access to Sections 8, 9 and 17 for regulatory visits and to support license or permit requirements. As part of the agreement, Hydro Resources, Inc., a wholly-owned subsidiary of URI, offered to complete remediation of legacy mining activities at the Sections 17 or 8 properties prior to commencing in situ leach recovery on Section 8. Discussions continue with the Navajo Nation, with the objective to reach a comprehensive agreement, mutually beneficial to both parties, regarding the production of uranium in New Mexico. The groundwater report developed in conjunction with the Navajo Nation supports the safety of ISR mining in New Mexico.

The Company continues to refine the feasibility study performed on Section 8 and expects to release a summary of the study in December 2012. Royalty discussions are also ongoing, which are intended to improve the economic viability of the project.

On August 31, 2012, URI successfully completed a stock-for-stock transaction to acquire 100% of the equity of Neutron Energy, Inc, resulting in the addition of over 50 million pounds of in-place mineralized uranium material. With this acquisition, URI gained operational synergies for the development of its assets in New Mexico, as well as added a previously permitted conventional mill site to its asset base.

Texas Activities Progressing

Groundwater restoration has been completed and is currently being monitored for stability at Kingsville Dome Production Area (PA)1 and PA2, in addition to Rosita PA1 and PA2. Final closure of these production areas is targeted for mid- to late-2013. The Company continues restoration activities with stabilization targeted for the third quarter of 2013 at Kingsville Dome PA3 and fourth quarter of 2013 for Vasquez PA1 and PA2.

Phase II of the joint Los Finados exploration project with Cameco started in December 2011. Drilling activities concluded in August and both parties have agreed to delay a decision to proceed with Phase III until December 31, 2012. Under Phase II, 40 holes were drilled at an average depth of 1,327 feet and, while there have been no significant findings, the geologic opportunities in the area are still encouraging. Cameco currently has earned a 50% interest in the project and can earn a 70% interest with the completion of Phase III.

URI is in the process of refurbishing the Kingsville Dome holding ponds and expects this project to complete in mid-2013.

Liquidity Position

Cash at September 30, 2012 was $4.0 million compared with $2.9 million at December 31, 2011 and reflects the $5 million option with Resource Capital Fund V L.P. that closed on September 5, 2012 through the sale of 9,691,801 shares of URI common stock at a price of $0.5159 per share. As of October 31, 2012, URI had $3.0 million in cash.

During the third quarter, the Company sold 5.6 million shares of common stock, raising net proceeds of $2.9 million under the existing At-The-Market Sales Agreement (“ATM”) with BTIG, LLC. In October 2012, the Company sold an additional 2.2 million shares under the ATM program, raising net proceeds of $937,000. At October 31, 2012, URI has a total of $9.0 million in share value available for future sales under the ATM.

URI incurred cash expenditures from its operating and investing activities during the first nine months of $18.2 million.

Teleconference and Webcast

URI will host a conference call and webcast on November 9, 2012 at 11:00 a.m. ET. During the call, management will provide an update on URI’s strategies, outlook, and progress in advancing its Texas and New Mexico properties. A question-and-answer session will follow.

The URI conference call can be accessed by dialing (201) 689-8471. The live listen-only audio webcast can be monitored on the Company’s website at www.uraniumresources.com, where it will be archived afterwards.

A telephonic replay will be available from 2:00 p.m. ET the day of the teleconference until Friday, November 16, 2012. To listen to the archived call, dial (858) 384-5517 and enter replay pin number 401283. A transcript will also be placed on the Company’s website, once available.

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas. URI has over 206,600 acres of uranium mineral holdings and 152.9 million pounds of in-place mineralized uranium material in New Mexico and an NRC license to produce up to 1 million pounds of uranium per year. URI has an additional 1.3 million pounds of in-place mineralized uranium material in Texas and South Dakota. The Company acquired these properties over the past 20 years along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports. None of URI’s properties is currently in production.

URI’s strategy is to fully develop its resource base in New Mexico and Texas, expand its asset base both within and outside of New Mexico and Texas, and partner with larger mining companies that have undeveloped uranium assets or with junior mining companies that do not have the mining experience of URI, as well as provide restoration expertise to those that require the capability or lack the proficiency.

Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, access to properties, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, receiving shareholder approval of the Neutron transaction, realizing the benefits of the merger and resource development synergies, the exploration upside of the acquired properties, the Company’s ability to acquire other properties, the benefit of permitting on private lands, the effect of additional major investors with mining investment experience, the spot price and long-term contract price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

URANIUM RESOURCES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30, 2012	December 31, 2011

Current assets:
Cash and cash equivalents	$3,978,348	$2,890,263
Receivables, net	268,564	123,336
Prepaid and other current assets	307,907	165,509
Total current assets	4,554,819	3,179,108

Property, plant and equipment, at cost:
Uranium properties	107,074,892	82,768,867
Other property, plant and equipment	1,359,626	868,454
Less-accumulated depreciation, depletion and impairment	(65,185,316)	(64,791,294)
Net property, plant and equipment	43,249,202	18,846,027

Long-term investment:
Certificates of deposit, restricted	9,485,844	9,379,794
	$57,289,865	$31,404,929
Current liabilities:
Accounts payable	$2,116,976	$1,148,812
Current portion of asset retirement obligations	1,245,667	1,227,125
Royalties and commissions payable	665,745	665,745
Accrued interest and other accrued liabilities	859,206	374,088
Current portion of capital leases	142,004	65,161
Total current liabilities	5,029,598	3,480,931

Asset retirement obligations, less current portion	3,153,759	3,508,634
Other long-term deferred credits	500,000	500,000
Long term capital leases, less current portion	26,607	54,071
Long-term debt, less current portion	450,000	450,000
Commitments and contingencies
Total Liabilities:	9,159,964	7,993,636
Shareholders’ equity:
Common stock, $.001 par value, shares
authorized: 200,000,000; shares issued and outstanding (net of treasury shares): 2012 - 158,746,746; 2011 - 94,005,006	158,835	94,043
Paid-in capital	206,046,082	169,904,203
Accumulated deficit	(158,065,598)	(146,577,535)
Less: Treasury stock (38,125 shares), at cost	(9,418)	(9,418)
Total shareholders’ equity	48,129,901	23,411,293
	$57,289,865	$31,404,929

URANIUM RESOURCES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenues:
Uranium sales	$—	$—	$—	$—
Total revenue	—	—	—	—
Costs and expenses:
Cost of uranium sales
Operating expenses	776,764	133,753	1,920,601	498,862
Accretion/amortization of asset retirement
obligations	22,673	26,543	69,416	95,562
Depreciation and depletion	91,319	145,193	318,637	476,375
Impairment of uranium properties	296,628	493,568	1,048,400	1,081,666
Exploration expenses	12,402	(25,816)	69,861	82,871
Total cost of uranium sales	1,199,786	773,241	3,426,915	2,235,336
Loss from operations before corporate expenses	(1,199,786)	(773,241)	(3,426,915)	(2,235,336)
Corporate expenses—
General and administrative	2,994,663	2,022,139	8,191,352	6,289,557
Depreciation	40,911	31,717	104,751	100,383
Total corporate expenses	3,035,574	2,053,856	8,296,103	6,389,940
Loss from operations	(4,235,360)	(2,827,097)	(11,723,018)	(8,625,276)
Other income (expense):
Interest expense	(6,055)	(4,395)	(12,723)	(15,000)
Interest and other income, net	20,501	44,246	247,678	133,856
Net loss	$(4,220,914)	$(2,787,246)	$(11,488,063)	$(8,506,420)
Net loss per common share:
Basic	$(0.03)	$(0.03)	$(0.10)	$(0.09)
Diluted	$(0.03)	$(0.03)	$(0.10)	$(0.09)
Weighted average common shares and common
equivalent shares:
Basic	124,134,763	93,528,362	109,534,070	93,407,739
Diluted	124,134,763	93,528,362	109,534,070	93,407,739

URANIUM RESOURCES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Nine months ended September 30,
	2012	2011
Operating activities:
Net loss	$(11,488,063)	$(8,506,420)
Reconciliation of net loss to cash used in operations—
Accretion/amortization of asset retirement obligations	69,416	95,562
Depreciation and depletion	423,388	576,758
Impairment of uranium properties	1,048,400	1,081,666
Decrease in restoration and reclamation accrual	(1,299,806)	(1,170,956)
Stock compensation expense	373,838	737,300
Other non-cash items, net	73,932	2,289
Effect of changes in operating working capital items—
Increase in receivables	(140,228)	(246,821)
Increase in prepaid and other current assets	(125,058)	(81,445)
Increase (decrease) in payables, accrued liabilities and deferred credits	668,089	(773,860)
Net cash used in operations	(10,396,092)	(8,285,927)

Investing activities:
(Increase) decrease in certificates of deposit, restricted	167,855	(1,525,125)
Additions to property, plant and equipment—
Kingsville Dome	(667,920)	(110,063)
Vasquez	(10,274)	(15,100)
Rosita/Rosita South	(46,213)	(118,732)
Los Finados	(5,950)	(88,236)
Churchrock	(2,649,359)	(30,057)
Crownpoint/Section 13	(280,529)	(17,805)
Other property	(617,885)	(34,785)
Acquisition of Neutron Energy Inc.	(3,677,133)	—
Proceeds from joint venture agreement	—	300,000
Net cash used in investing activities	(7,787,408)	(1,639,903)
Financing activities:
Payments on borrowings	(56,775)	(67,261)
Issuance of common stock, net	19,328,360	21,345
Net cash provided by (used in) financing activities	19,271,585	(45,916)
Net increase (decrease) in cash and cash equivalents	1,088,085	(9,971,746)
Cash and cash equivalents, beginning of period	2,890,263	15,386,472
Cash and cash equivalents, end of period	$3,978,348	$5,414,726
Non-cash transactions:
Issuance of common stock to acquire Neutron Energy, Inc.	$ 16,650,000	$
Issuance of common stock in settlement of deferred compensation	$—	$697,027
Issuance of restricted stock to employees and directors	$391	$176
Capital lease obligations	$106,154	$—

CONTACT:
Investors:
Kei Advisors LLC
Deborah K. Pawlowski, 716-843-3908
dpawlowski@keiadvisors.com
or
Media:
Uranium Resources, Inc.
Mat Lueras, 505-269-8317
Vice President, Corporate Development
mlueras@uraniumresources.com